UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

GasLog Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o GasLog Monaco S.A.M.

Gildo Pastor Center

7 Rue du Gabian

MC 98000, Monaco

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.75% Series A Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-179034 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

A description of the 8.75% Series A Cumulative Redeemable Perpetual Preference Shares of GasLog, Ltd. (the “Registrant”) is set forth under the caption “Description of Series A Preference Shares” in the prospectus filed by the Registrant on March 30, 2015, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-188817) filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2013, as amended. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

1.1	Amended Memorandum of Association of GasLog Ltd. (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011 (File No. 333-179034) filed with the SEC on March 16, 2012, or an amendment thereto).

1.2	Bye-laws of GasLog Ltd. (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011 (File No. 333-179034) filed with the SEC on March 16, 2012, or an amendment thereto).

1.3	Amendment to the Bye-laws of GasLog Ltd. (incorporated herein by reference to Exhibit 1.3 to Form 6-K (File No. 001-35466), filed with the SEC on May 24, 2013).

3.3	Certificate of Designations of the 8.75% Series A Cumulative Redeemable Perpetual Preference Shares.

4.1	Form of specimen certificate evidencing the 8.75% Series A Cumulative Redeemable Perpetual Preference Shares.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GASLOG LTD.

Date: March 31, 2015	By:	/s/ Paul Wogan
Name: Paul Wogan
Title: Chief Executive Officer